Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.1 to the Registration Statement on Form S-1 of Maplebear Inc. DBA Instacart of our report dated March 17, 2023 relating to the financial statements of Maplebear Inc. DBA Instacart, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

September 11, 2023